UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2012

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 19, 2012, Scott Wille resigned from the Board of Directors (the “Board”) of Tower International, Inc. (the “Company”). Mr. Wille resigned from the Board due to other commitments.

Effective October 19, 2012, the Board appointed Ronald E. Kolka as a director. Mr. Kolka was appointed to fill the vacancy on the nine-member Board resulting from Mr. Wille’s resignation and will serve a term expiring at the 2015 Annual Meeting of Stockholders.

Mr. Kolka joined Cerberus Operations and Advisory Company, LLC (“COAC”) in December 2009 as Chief Financial Officer. Prior to COAC, he was appointed Executive Vice President and Chief Financial Officer of Chrysler LLC (“Chrysler”) in 2007. While with Chrysler, Mr. Kolka was responsible for all finance activities, including Controlling, Treasury, Tax, Audit, Global Volume Planning, International Activities (including Canada and Mexico) and Information Technology. He also served in the Office of the Chairman. Mr. Kolka joined Chrysler Corporation in 1986 in the Corporate Accounting area and held domestic and international positions of increasing responsibility.

Mr. Kolka will receive compensation from the Company for service on the Board on the same terms as other non-employee members of the Board, which compensation is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on June 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten
Name: Jeffrey Kersten Title: Senior Vice President and Corporate Controller

Dated: October 22, 2012